Exhibit 10.1
STOCK APPRECIATION AWARD MODIFICATION AGREEMENT
     This Stock Appreciation Award Modification Agreement (this “Agreement”), is made and entered into as of May 18, 2011 by and between Matthew E. Rubel (“Grantee”), and Collective Brands, Inc. (“CBI”), with reference to the following facts:
A.	Grantee was granted a Stock Appreciation Award on March 14, 2014 covering 129,344 shares of CBI common stock (the “Award”); and
B.	Grantee is Chairman, Chief Executive Officer and President of CBI and it is his desire to modify the vesting conditions of the Award.
     In consideration of the promises and for good and valuable consideration, the receipt and sufficiency of which by each party are hereby acknowledged, the parties agree that the Vesting Schedule set forth in the Award are deleted in their entirety and replaced with the following:
VESTING SCHEDULE
64,672 SARS will be subject to time vesting as set forth below (the “Time Vesting SARs”).
On March 24, 2012, 21,557 Time Vesting SARs vest.
On March 24, 2013, 21,557 Time Vesting SARs vest.
On March 24, 2014, 21,558 Time Vesting SARs vest.
In addition, if the Company achieves the following total stockholder return relative to the 2011 Compensation Comparison Group (the “CCG”), up to 64,672 SARs (the “CCG Performance SARs”) will vest as set forth below:
•	In the event the Company’s total stockholder return is greater than or equal to the 50th percentile of the CCG total stockholder return for the period from January 31, 2011 through January 31, 2014 (the “Performance Period”), all 64,672 CCG Performance SARs will vest on March 24, 2014.

•	In the event the Company’s total stockholder return is greater than or equal to the 25th percentile and less than the 50th percentile of the CCG total stockholder return, for the Performance Period, 32,336 CCG Performance SARs will vest on March 24, 2014.

•	In the event the Company’s total stockholder return is less than the 25th percentile of the CCG total stockholder return for the Performance Period, none of the CCG Performance SARs will vest.
No other term of the Award or any other agreement is modified.
     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the latest date set forth below.

GRANTEE	COLLECTIVE BRANDS, INC.
/s/ Matthew E. Rubel	By:/s/Betty Click

Matthew E. Rubel	Name: Betty Click

Title: Senior Vice President Human Resources

Date: May 18, 2011	Date: May 18, 2011